Two Harbors Investment Corp. Reports First Quarter 2017 Financial Results
Total Return on Book Value of 3.9%(1)
Delivering on Plan to Increase Earnings Power

NEW YORK, May 3, 2017 - Two Harbors Investment Corp. (NYSE: TWO), a leading hybrid mortgage real estate investment trust (REIT) that invests in residential mortgage-backed securities (RMBS), mortgage servicing rights (MSR), commercial real estate and other financial assets, today announced its financial results for the quarter ended March 31, 2017.

Summary

•	Reported book value of $9.91 per common share, representing a 3.9%(1) total quarterly return on book value after accounting for a dividend of $0.25 per common share.

•	Delivered Comprehensive Income of $145.7 million, a return on average common equity of 16.9%, or $0.42 per weighted average common share.

•	Reported Core Earnings (revised) of $95.0 million, or $0.27 per weighted average common share; Core Earnings (unrevised) were $91.0 million, or $0.26 per weighted average common share.(2)

•	Completed an underwritten public offering of $287.5 million aggregate principal amount of 6.25% convertible senior notes due 2022.

•	Issued 5,750,000 shares of 8.125% Series A fixed-to-floating rate cumulative redeemable preferred stock for proceeds, net of offering costs, of $138.9 million.

“We are off to a terrific start to the year, delivering a 3.9% return on book value and solid increases in Core Earnings and Comprehensive Income,” stated Thomas Siering, Two Harbors’ President and Chief Executive Officer.  “We are on track to deliver stronger earnings in 2017 through running a leaner business model focused on the allocation of capital to the most attractive market opportunities and cost containment.”

(1)
Return on book value for the quarter ended March 31, 2017 is defined as the increase in book value per common share from December 31, 2016 to March 31, 2017 of $0.13, plus the dividend declared of $0.25 per common share, divided by December 31, 2016 book value of $9.78 per common share.

(2)
Core Earnings is a non-GAAP measure. Please see page 2 for a discussion of an update to the company’s Core Earnings calculation beginning with the quarter ended March 31, 2017. Please see page 14 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.

Revised Disclosure of Non-GAAP Financial Measures
One of the company’s principal business objectives is to generate net income by earning a net interest spread on its investment portfolio, which is a function of interest income from its investment portfolio less financing, hedging and operating costs. Historically, the company has presented Core Earnings as a non-GAAP measure that is defined as Comprehensive Income, excluding realized and unrealized gains or losses on the aggregate portfolio, impairment losses, amortization of business combination intangible assets, servicing reserve expenses on MSR, certain upfront costs related to securitization transactions and restructuring charges. As historically defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments and servicing income, net of estimated amortization on MSR. The company believes this presentation of Core Earnings provides investors greater transparency into the company’s period-over-period financial performance and facilitates comparisons to peer mortgage REITs.
Beginning with this reporting period, the company’s Core Earnings metrics will exclude the non-cash equity compensation expense associated with unvested restricted stock awards. The company believes this adjustment will provide a better reflection of the cash earnings power of the company. While non-cash equity compensation expense at times may be material, the company believes the removal of this expense from Core Earnings is appropriate because it is a non-cash expense that fluctuates quarterly based on the share price of the company’s common stock. In addition, all unvested shares of the restricted stock awards granted by the company will continue to be included in the diluted share amount used to calculate Core Earnings per common share, which reflects the dilution resulting from the existence of such unvested shares.

When the company sets its dividend, management and its Board of Directors evaluate multiple factors, including near-term sustainability, Core Earnings, the ability to generate comprehensive and taxable income, and REIT compliance considerations as well as the ability to protect and grow book value per common share.  Over time, dividends will be a reflection of the economic return of the business.

Condensed Table for Historical Periods Core Earnings (unaudited)
(dollars in thousands, except per common share data)
	Core Earnings (Unrevised)		Core Earnings (Revised)
For the Three Months Ended	Earnings	Per weighted common share	Earnings	Per weighted common share	Change per weighted common share
March 31, 2017	$91,003	$0.26	$94,958	$0.27	$0.01
December 31, 2016	$83,392	$0.24	$86,557	$0.25	$0.01
September 30, 2016	$82,529	$0.24	$85,525	$0.25	$0.01
June 30, 2016	$76,162	$0.22	$80,491	$0.23	$0.01
March 31, 2016	$71,844	$0.21	$74,695	$0.21	$—
December 31, 2015	$72,133	$0.20	$73,713	$0.20	$—
September 30, 2015	$79,416	$0.22	$81,078	$0.22	$—
June 30, 2015	$80,157	$0.22	$82,713	$0.23	$0.01
March 31, 2015	$94,075	$0.26	$96,764	$0.26	$—

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the first quarter of 2017:

Two Harbors Investment Corp. Operating Performance (unaudited)
(dollars in thousands, except per common share data)
	Three Months Ended March 31, 2017
Earnings	Earnings	Per weighted common share	Annualized return on average common equity
Comprehensive Income	$145,747	$0.42	16.9%
GAAP Net Income	$71,985	$0.21	8.3%
Core Earnings (revised)(1)	$94,958	$0.27	11.0%

Operating Metrics
Dividend per common share	$0.25
Book value per common share at period end	$9.91
Other operating expenses as a percentage of average equity	1.8%
________________

(1)
Please see page 2 for a discussion of an update to the company’s Core Earnings calculation beginning with the quarter ended March 31, 2017. Please see page 14 for a reconciliation of GAAP to non-GAAP financial information.

Earnings Summary
Two Harbors reported Comprehensive Income of $145.7 million, or $0.42 per weighted average common share, for the quarter ended March 31, 2017, as compared to Comprehensive Income of $2.2 million, or $0.01 per weighted average common share, for the quarter ended December 31, 2016. The company records unrealized fair value gains and losses on the majority of RMBS, classified as available-for-sale, in Other Comprehensive Income. On a Comprehensive Income basis, the company recognized an annualized return on average common equity of 16.9% and 0.3% for the quarters ended March 31, 2017 and December 31, 2016, respectively.

The company reported GAAP Net Income of $72.0 million, or $0.21 per weighted average common share, for the quarter ended March 31, 2017, as compared to GAAP Net Income of $341.4 million, or $0.98 per weighted average common share, for the quarter ended December 31, 2016. On a GAAP Net Income basis, the company recognized an annualized return on average common equity of 8.3% and 39.4% for the quarters ended March 31, 2017 and December 31, 2016, respectively.

For the first quarter of 2017, the company recognized:

•	net realized losses on RMBS and mortgage loans held-for-sale of $28.0 million, net of tax;

•	net unrealized losses on certain RMBS and mortgage loans held-for-sale of $1.9 million, net of tax;

•	net gains of $56.0 million, net of tax, related to swap and swaption terminations and expirations;

•	net unrealized losses of $37.6 million, net of tax, associated with interest rate swaps and swaptions economically hedging interest rate exposure (or duration);

•	net realized and unrealized losses on other derivative instruments of approximately $23.1 million, net of tax;

•	net realized and unrealized gains on consolidated financing securitizations of $6.6 million, net of tax;

•	net realized and unrealized gains of $11.5 million(2) on MSR, net of tax;

•	servicing reserve release of $1.8 million, net of tax;

•	non-cash equity compensation expense of $4.0 million, net of tax; and

•	tax valuation allowance of $4.4 million.

(2)	Excludes estimated amortization of $23.3 million, net of tax, included in Core Earnings.

The company reported Core Earnings (revised) for the quarter ended March 31, 2017 of $95.0 million, or $0.27 per weighted average common share outstanding, as compared to Core Earnings (revised) for the quarter ended December 31, 2016 of $86.6 million, or $0.25 per weighted average common share outstanding. On a Core Earnings basis, the company recognized an annualized return on average common equity of 11.0% and 10.0% for the quarters ended March 31, 2017 and December 31, 2016, respectively.

Other Key Metrics
Two Harbors declared a quarterly cash dividend of $0.25 per common share for the quarter ended March 31, 2017. The annualized dividend yield on the company’s common stock for the quarter, based on the December 31, 2016 closing price of $9.59, was 10.4%.

The company’s book value per common share, after taking into account the first quarter 2017 dividend of $0.25 per common share, was $9.91 as of March 31, 2017, compared to $9.78 as of December 31, 2016, which represented a total return on book value for the quarter of 3.9%.(1)

Other operating expenses for the quarter ended March 31, 2017 were approximately $16.0 million, or 1.8% of average equity, compared to approximately $16.2 million, or 1.9% of average equity, for the quarter ended December 31, 2016.

Portfolio Summary
The company’s aggregate portfolio is principally comprised of RMBS available-for-sale securities, inverse interest-only securities (Agency Derivatives), commercial real estate assets, MSR and net economic interests in consolidated securitization trusts. As of March 31, 2017, the total value of the company’s portfolio was $20.0 billion.

The company’s portfolio includes rates, credit and commercial real estate strategies. The rates strategy consisted of $16.0 billion of Agency RMBS, Agency Derivatives and MSR as well as their associated notional hedges as of March 31, 2017. The credit strategy consisted of $2.5 billion of non-Agency RMBS, net economic interests in consolidated securitization trusts, as well as their associated notional hedges as of March 31, 2017. The commercial strategy consisted of senior and mezzanine commercial real estate assets with an aggregate carrying value of $1.5 billion as of March 31, 2017.

For the quarter ended March 31, 2017, the annualized yield on the company’s average aggregate portfolio was 3.99% and the annualized cost of funds on the associated average borrowings, which includes net interest rate spread expense on interest rate swaps, was 1.52%. This resulted in a net interest rate spread of 2.47%.

RMBS and Agency Derivatives
For the quarter ended March 31, 2017, the annualized yield on average RMBS and Agency Derivatives was 3.8%, consisting of an annualized yield of 3.1% in Agency RMBS and Agency Derivatives and 9.0% in non-Agency RMBS.

The company experienced a three-month average constant prepayment rate (CPR) of 5.6% for Agency RMBS and Agency Derivatives held as of March 31, 2017, compared to 7.1% for those securities held as of December 31, 2016. The weighted average cost basis of the principal and interest Agency portfolio was 105.9% of par as of both March 31, 2017 and December 31, 2016. The net premium amortization was $30.7 million and 28.6 million for the quarters ended March 31, 2017 and December 31, 2016, respectively.

(1)
Return on book value for the quarter ended March 31, 2017 is defined as the increase in book value per common share from December 31, 2016 to March 31, 2017 of $0.13, plus the dividend declared of $0.25 per common share, divided by December 31, 2016 book value of $9.78 per common share.

The company experienced a three-month average CPR of 6.7% for non-Agency principal and interest RMBS held as of March 31, 2017, as compared to 6.2% for those securities held as of December 31, 2016. The weighted average cost basis of the non-Agency portfolio was 59.5% of par as of March 31, 2017, compared to 57.9% of par as of December 31, 2016. The discount accretion was $22.2 million for the quarter ended March 31, 2017, compared to $20.3 million for the quarter ended December 31, 2016. The total net discount remaining was $1.3 billion as of March 31, 2017, compared to $1.2 billion as of December 31, 2016, with $0.4 billion designated as credit reserve as of March 31, 2017.

As of March 31, 2017, fixed-rate investments composed 88.3% and adjustable-rate investments composed 11.7% of the company’s RMBS and Agency Derivatives portfolio.

As of March 31, 2017, the company had residential mortgage loans held-for-investment with a carrying value of $3.2 billion and the company’s collateralized borrowings had a carrying value of $2.9 billion, resulting in net economic interests in consolidated securitization trusts of $239.8 million.

Mortgage Servicing Rights
As of March 31, 2017, the company held MSR on mortgage loans with UPB totaling $68.1 billion.(1) The MSR had a fair market value of $747.6 million, as of March 31, 2017, and the company recognized fair value losses of $14.6 million during the quarter ended March 31, 2017.

The company does not directly service mortgage loans, but instead contracts with fully licensed subservicers to handle substantially all servicing functions for the loans underlying the company’s MSR. The company recognized $39.8 million of servicing income, $7.8 million(1) of servicing expenses and $2.8 million in servicing reserve release during the quarter ended March 31, 2017.

Commercial Real Estate
The company originates and acquires senior and mezzanine commercial real estate assets. These assets are U.S.-domiciled and are secured by a diverse mix of property types, which includes office, retail, multifamily, hotel and industrial properties. As of March 31, 2017, the company held senior, mezzanine and B-note commercial real estate assets with an aggregate carrying value of $1.5 billion. For the quarter ended March 31, 2017, the annualized yield on commercial real estate assets was 6.2%, as compared to 6.1% for the quarter ended December 31, 2016.

(1)	Excludes residential mortgage loans held-for-investment in securitization trusts for which the company is the named servicing administrator.

Other Investments and Risk Management Derivatives
The company held $1.0 billion notional of net short TBAs as of March 31, 2017, which are accounted for as derivative instruments in accordance with GAAP.

As of March 31, 2017, the company was a party to interest rate swaps and swaptions with a notional amount of $22.2 billion. Of this amount, $18.3 billion notional in swaps were utilized to economically hedge interest rate exposure (or duration), and $3.9 billion net notional in swaptions were utilized as macroeconomic hedges.

The following tables summarize the company’s investment portfolio as of March 31, 2017 and December 31, 2016:

Two Harbors Investment Corp. Portfolio
(dollars in thousands)

Portfolio Composition	As of March 31, 2017		As of December 31, 2016
	(unaudited)		(unaudited)
Rates Strategy
Agency Bonds
Fixed Rate Bonds	$15,091,463	75.5%	$11,196,011	71.6%
Hybrid ARMs	28,422	0.1%	30,463	0.2%
Total Agency	15,119,885	75.6%	11,226,474	71.8%
Agency Derivatives	113,162	0.6%	126,599	0.8%
Mortgage servicing rights	747,580	3.7%	693,815	4.4%
Residential mortgage loans held-for-sale	22,862	0.1%	28,732	0.2%
Credit Strategy
Non-Agency Bonds
Senior Bonds	1,410,616	7.1%	1,210,462	7.8%
Mezzanine Bonds	784,253	3.9%	687,644	4.4%
Non-Agency Other	3,943	—%	4,277	—%
Total Non-Agency	2,198,812	11.0%	1,902,383	12.2%
Net Economic Interest in Securitization(1)	239,821	1.2%	234,121	1.5%
Residential mortgage loans held-for-sale	9,824	0.1%	11,414	0.1%
Commercial real estate assets	1,548,603	7.7%	1,412,543	9.0%
Aggregate Portfolio	$20,000,549		$15,636,081
________________

(1)	Net economic interest in securitization consists of residential mortgage loans held-for-investment, net of collateralized borrowings in consolidated securitization trusts.

Portfolio Metrics		Three Months Ended March 31, 2017		Three Months Ended December 31, 2016
		(unaudited)		(unaudited)
Annualized portfolio yield during the quarter		3.99%		3.54%
Rates Strategy
Agency RMBS, Agency Derivatives and mortgage servicing rights		3.1%		2.6%
Credit Strategy
Non-Agency RMBS, Legacy(1)		9.2%		9.1%
Non-Agency MBS, New issue(1)		7.1%		6.4%
Net economic interest in securitizations		11.4%		12.0%
Residential mortgage loans held-for-sale		4.3%		4.0%
Commercial Strategy		6.2%		6.1%

Annualized cost of funds on average borrowing balance during the quarter(2)		1.52%		1.17%
Annualized interest rate spread for aggregate portfolio during the quarter		2.47%		2.37%
Debt-to-equity ratio at period-end(3)	4.9	:1.0	3.9	:1.0

Portfolio Metrics Specific to RMBS and Agency Derivatives		As of March 31, 2017		As of December 31, 2016
		(unaudited)		(unaudited)
Weighted average cost basis of principal and interest securities
Agency(4)		$105.88		$105.85
Non-Agency(5)		$59.48		$57.86
Weighted average three month CPR
Agency		5.6%		7.1%
Non-Agency		6.7%		6.2%
Fixed-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio		88.3%		86.9%
Adjustable-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio		11.7%		13.1%
________________

(1)	Legacy non-Agency RMBS includes non-Agency bonds issued up to and including 2009. New issue non-Agency MBS includes bonds issued after 2009.

(2)	Cost of funds includes interest spread expense associated with the portfolio's interest rate swaps.

(3)	Defined as total borrowings to fund RMBS, commercial real estate assets, MSR and Agency Derivatives, divided by total equity.

(4)	Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes.

(5)
Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency MBS excluding the company's non-Agency interest-only portfolio would be $56.93 at March 31, 2017 and $55.46 at December 31, 2016.

“In the first quarter, we had strong performance across all of our strategies, particularly our Credit strategy,” stated Bill Roth, Two Harbors’ Chief Investment Officer.  “We also completed convertible senior debt and preferred stock offerings, allowing us to opportunistically add Agency and non-Agency RMBS, while continuing to grow our MSR and CRE positions, which we believe will be accretive to the earnings power of the company.”

Financing Summary
The company reported a debt-to-equity ratio, defined as total borrowings under repurchase agreements, FHLB advances, revolving credit facilities and convertible senior notes to fund RMBS, Agency Derivatives, commercial real estate assets and MSR divided by total equity, of 4.9:1.0 and 3.9:1.0 as of March 31, 2017 and December 31, 2016, respectively.

As of March 31, 2017, the company had outstanding $13.6 billion of repurchase agreements funding RMBS, Agency Derivatives and commercial real estate assets with 24 different counterparties. Excluding the effect of the company’s interest rate swaps, the repurchase agreements had a weighted average borrowing rate of 1.34% as of March 31, 2017.

The company’s wholly owned subsidiary, TH Insurance Holdings Company LLC (TH Insurance), is a member of the FHLB.  As a member of the FHLB, TH Insurance has access to a variety of products and services offered by the FHLB, including secured advances.  As of March 31, 2017, TH Insurance had $3.6 billion in outstanding secured advances, with a weighted average borrowing rate of 1.04%.

As of March 31, 2017, the company had outstanding $15.0 million of short-term borrowings secured by MSR collateral under revolving credit facilities with a weighted average borrowing rate of 4.74% and remaining maturities of 262 days.

On January 19, 2017, the company closed an underwritten public offering of $287.5 million aggregate principal amount of convertible senior notes due 2022, which included $37.5 million aggregate principal amount sold to the underwriter of the offering pursuant to an overallotment option. The notes are unsecured, pay interest semiannually at a rate of 6.25% per annum and are convertible at the option of the holder into shares of the company’s common stock. The net proceeds from the offering were approximately $282.2 million after deducting underwriting discounts and offering expenses.

As of March 31, 2017, the company’s aggregate repurchase agreements, FHLB advances, revolving credit facilities and convertible senior notes funding RMBS, Agency Derivatives, commercial real estate assets and MSR had a weighted average of 3.0 years to maturity.

The following table summarizes the company’s borrowings by collateral type under repurchase agreements, FHLB advances, revolving credit facilities and convertible senior notes outstanding as of March 31, 2017 and December 31, 2016, and the related cost of funds for the three months ended March 31, 2017 and December 31, 2016:

	As of March 31, 2017	As of December 31, 2016
(in thousands)	(unaudited)	(unaudited)
Collateral type:
Agency RMBS and Agency Derivatives	$14,531,959	$10,843,917
Mortgage servicing rights	15,000	70,000
Non-Agency MBS	1,390,219	1,282,524
Net economic interests in consolidated securitization trusts(1)	152,545	153,231
Commercial real estate assets	1,137,759	1,036,679
Other(2)	282,263	—
	$17,509,745	$13,386,351

Cost of Funds Metrics	Three Months Ended March 31, 2017	Three Months Ended December 31, 2016
	(unaudited)	(unaudited)
Annualized cost of funds on average borrowings during the quarter:	1.3%	1.1%
Agency RMBS and Agency Derivatives	1.0%	0.8%
Mortgage servicing rights(3)	6.0%	5.4%
Non-Agency MBS	2.8%	2.7%
Net economic interests in consolidated securitization trusts(1)	2.4%	2.2%
Residential mortgage loans held-for-sale	—%	0.7%
Commercial real estate assets(3)	2.2%	1.8%
Other(2)(3)	6.3%	—%
________________

(1)	Includes the retained interests from on-balance sheet securitizations, which are eliminated in consolidation in accordance with GAAP.

(2)	Includes unsecured convertible senior notes.

(3)	Includes amortization of debt issuance costs.

Preferred Stock Offering
During the quarter, the Company issued 5,750,000 shares of 8.125% Series A fixed-to-floating rate cumulative redeemable preferred stock, par value $0.01 per share, which included 750,000 shares sold to the underwriters of the offering pursuant to an overallotment option. Proceeds from the offering, net of offering costs, totaled $138.9 million.

Dividends on the Series A preferred stock will accumulate and be payable from and including the date of original issue to, but not including April 27, 2027, at a fixed rate of 8.125% per annum of the $25.00 liquidation preference. On and after April 27, 2027, dividends on the Series A preferred stock will accumulate and be payable at a percentage of the $25.00 liquidation preference equal to an annual floating rate of three-month LIBOR plus a spread of 5.66% per annum. The preferred stock is not redeemable before April 27, 2027, except under certain limited circumstances.

Conference Call
Two Harbors Investment Corp. will host a conference call on May 4, 2017 at 9:00 a.m. EDT to discuss first quarter 2017 financial results and related information. To participate in the teleconference, please call toll-free (877) 868-1835 (or (914) 495-8581 for international callers), conference code 2915988, approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the company’s website at www.twoharborsinvestment.com in the Investor Relations section under the Events and Presentations link. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. EDT on May 4, 2017, through 12:00 a.m. EST on May 11, 2017. The playback can be accessed by calling (855) 859-2056 (or (404) 537-3406 for international callers), conference code 2915988. The call will also be archived on the company’s website in the Investor Relations section under the Events and Presentations link.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, mortgage servicing rights, commercial real estate and other financial assets. Two Harbors is headquartered in New York, New York, and is externally managed and advised by PRCM Advisers LLC, a wholly owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2016, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire mortgage servicing rights (MSR) and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; the state of commercial real estate markets and our ability to acquire or originate commercial real estate loans or related assets; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as Core Earnings and Core Earnings per common share, that exclude certain items. Two Harbors’ management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company’s core business operations, and uses these measures to gain a comparative understanding of the company’s operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 13 of this release.

Additional Information
Stockholders of Two Harbors and other interested persons may find additional information regarding the company at the SEC’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 590 Madison Avenue, 36th Floor, New York, NY 10022, telephone (612) 629-2500.

Contact
Tim Perrott, Senior Director of Investor Relations, Two Harbors Investment Corp., (612) 629-2514 or
tim.perrott@twoharborsinvestment.com

# # #

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)

	March 31, 2017	December 31, 2016
	(unaudited)
ASSETS
Available-for-sale securities, at fair value	$17,318,697	$13,128,857
Commercial real estate assets	1,548,603	1,412,543
Mortgage servicing rights, at fair value	747,580	693,815
Residential mortgage loans held-for-investment in securitization trusts, at fair value	3,181,811	3,271,317
Residential mortgage loans held-for-sale, at fair value	32,686	40,146
Cash and cash equivalents	405,110	406,883
Restricted cash	381,664	408,312
Accrued interest receivable	76,104	62,751
Due from counterparties	54,940	60,380
Derivative assets, at fair value	253,564	324,182
Other assets	270,085	302,870
Total Assets	$24,270,844	$20,112,056

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$13,640,720	$9,316,351
Collateralized borrowings in securitization trusts, at fair value	2,941,990	3,037,196
Federal Home Loan Bank advances	3,571,762	4,000,000
Revolving credit facilities	15,000	70,000
Convertible senior notes	282,263	—
Derivative liabilities, at fair value	20,363	12,501
Due to counterparties	31,301	111,884
Dividends payable	87,228	83,437
Other liabilities	77,656	79,576
Total Liabilities	20,668,283	16,710,945

Stockholders’ Equity
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized and 5,750,000 and 0 shares issued and outstanding, respectively (liquidation preference of $143,750)	138,872	—
Common stock, par value $0.01 per share; 900,000,000 shares authorized and 348,913,014 and 347,652,326 shares issued and outstanding, respectively	3,489	3,477
Additional paid-in capital	3,664,020	3,659,973
Accumulated other comprehensive income	272,989	199,227
Cumulative earnings	2,110,018	2,038,033
Cumulative distributions to stockholders	(2,586,827)	(2,499,599)
Total Stockholders’ Equity	3,602,561	3,401,111
Total Liabilities and Stockholders’ Equity	$24,270,844	$20,112,056

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended March 31,
	2017	2016
	(unaudited)
Interest income:
Available-for-sale securities	$135,573	$79,428
Commercial real estate assets	23,570	11,072
Residential mortgage loans held-for-investment in securitization trusts	31,628	32,771
Residential mortgage loans held-for-sale	398	7,202
Cash and cash equivalents	453	290
Total interest income	191,622	130,763
Interest expense:
Repurchase agreements	37,012	16,029
Collateralized borrowings in securitization trusts	25,386	19,359
Federal Home Loan Bank advances	8,793	5,972
Revolving credit facilities	429	—
Convertible senior notes	3,821	—
Total interest expense	75,441	41,360
Net interest income	116,181	89,403
Other-than-temporary impairment losses	—	(717)
Other income (loss):
(Loss) gain on investment securities	(52,352)	29,474
Gain (loss) on interest rate swap and swaption agreements	9,927	(125,484)
(Loss) gain on other derivative instruments	(27,864)	16,015
Servicing income	39,773	34,133
Loss on servicing asset	(14,565)	(101,440)
Gain on residential mortgage loans held-for-sale	1,461	10,803
Other income	8,035	2,827
Total other loss	(35,585)	(133,672)
Expenses:
Management fees	11,470	12,044
Servicing expenses	5,620	7,861
Securitization deal costs	—	3,732
Other operating expenses	16,037	14,856
Total expenses	33,127	38,493
Income (loss) before income taxes	47,469	(83,479)
(Benefit from) provision for income taxes	(24,516)	5,451
Net income (loss)	$71,985	$(88,930)
Basic and diluted earnings (loss) per weighted average common share	$0.21	$(0.25)
Dividends declared per common share	$0.25	$0.23
Basic and diluted weighted average number of shares of common stock outstanding	348,563,930	349,436,015

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS), continued
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended March 31,
	2017	2016
	(unaudited)
Comprehensive income (loss):
Net income (loss)	$71,985	$(88,930)
Other comprehensive income, net of tax:
Unrealized gain on available-for-sale securities	73,762	21,345
Other comprehensive income	73,762	21,345
Comprehensive income (loss)	$145,747	$(67,585)

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended March 31,
	2017	2016
	(unaudited)
Reconciliation of Comprehensive income (loss) to Core Earnings (revised):

Comprehensive income (loss)	$145,747	$(67,585)

Adjustment for other comprehensive income:
Unrealized gain on available-for-sale securities	(73,762)	(21,345)
Net income (loss)	$71,985	$(88,930)

Adjustments for non-core earnings (revised):
Loss (gain) on sale of securities and residential mortgage loans held-for-sale, net of tax	28,018	(16,749)
Unrealized loss (gain) on securities and residential mortgage loans held-for-sale, net of tax	1,879	(14,103)
Other-than-temporary impairment loss, net of tax	—	717
Realized gains on termination or expiration of swaps and swaptions, net of tax	(56,001)	(9,586)
Unrealized losses on interest rate swaps and swaptions economically hedging interest rate exposure (or duration), net of tax	37,642	134,942
Loss (gain) on other derivative instruments, net of tax	23,081	(9,393)
Realized and unrealized gains on financing securitizations, net of tax	(6,614)	(1,478)
Realized and unrealized (gain) loss on mortgage servicing rights, net of tax	(11,503)	73,661
Securitization deal costs, net of tax	—	2,426
Change in servicing reserves, net of tax	(1,835)	337
Non-cash equity compensation expense(1)	3,955	2,851
Tax valuation allowance	4,351	—
Core Earnings (revised)(2)	$94,958	$74,695

Weighted average common shares outstanding	348,563,930	349,436,015

Core Earnings (revised) per weighted average common share outstanding	$0.27	$0.21
________________

(1)
This non-cash equity compensation expense was included in Core Earnings for periods ending prior to March 31, 2017. Please see page 2 for a further discussion of an update to the company’s Core Earnings calculation beginning with the quarter ended March 31, 2017.

(2)
Core Earnings is a non-U.S. GAAP measure that we define as Comprehensive Income (Loss), excluding “realized gains and losses” (impairment losses, realized gains or losses on the aggregate portfolio, reserve expense for representation and warranty obligations on MSR, certain upfront costs related to securitization transactions and restructuring charges) and “unrealized mark-to-market gains and losses” (unrealized gains and losses on the aggregate portfolio). As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments and servicing income, net of estimated amortization on MSR. Beginning with this reporting period, Core Earnings also excludes non-cash compensation expense related to restricted common stock, as the company believes this adjustment will provide a better reflection of the cash earnings power of the Company. The company believes the presentation of Core Earnings provides investors greater transparency into the Company’s period-over-period financial performance and facilitates comparisons to peer REITs.

TWO HARBORS INVESTMENT CORP.
SUMMARY OF QUARTERLY CORE EARNINGS (revised)
(dollars in millions, except per share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	(unaudited)
Net Interest Income:
Interest income	$191.6	$179.1	$168.9	$154.8	$130.8
Interest expense	75.4	66.2	60.4	54.0	41.4
Net interest income	116.2	112.9	108.5	100.8	89.4
Other income:
Interest spread on interest rate swaps	(7.9)	(2.9)	(4.3)	(7.7)	(6.2)
Interest spread on other derivative instruments	3.8	4.1	3.7	5.0	5.4
Servicing income, net of amortization(1)	13.2	(0.4)	5.4	11.3	17.9
Other income	1.5	1.7	1.5	1.4	1.3
Total other income	10.6	2.5	6.3	10.0	18.4
Expenses	32.0	32.3	31.2	32.3	31.4
Core Earnings (revised) before income taxes	94.8	83.1	83.6	78.5	76.4
Income tax (benefit) expense	(0.2)	(3.5)	(1.9)	(2.0)	1.7
Core Earnings (revised)(2)	$95.0	$86.6	$85.5	$80.5	$74.7
Basic and diluted weighted average Core EPS (revised)	$0.27	$0.25	$0.25	$0.23	$0.21
________________

(1)
Amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio. This amortization has been deducted from Core Earnings. Amortization of MSR is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.

(2)
Core Earnings is a non-GAAP measure. Please see page 2 for a discussion of an update to the company’s Core Earnings calculation beginning with the quarter ended March 31, 2017. Please see page 14 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.